Form C

Cover Page

Name of issuer:

GroundSwell SPC

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: WA

Date of organization: 3/14/2017

Physical address of issuer:

1700 Main Street
Suite 203
Washougal WA 98671

Website of issuer:

http://groundswellworld.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

12/24/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$44,170.00	$37,523.00
Cash & Cash Equivalents:	$44,125.00	$37,523.00
Accounts Receivable:	$45.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($65.00)	($124,999.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

GroundSwell SPC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jason Bowne	NorthShore Bio	CFO	2017
Belinda Rodman	VP Client Engagement	PTP	2017
Daniel Rubano	Chairman	GroundSwell SPC	2017
Kim Schademan	CEO	Schademan & Associates	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jason Bowne	Secretary	2017
Daniel Rubano	President	2017
Daniel Rubano	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Daniel Rubano	1,627,712 Common Stock	27.13

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

GroundSwell has no revenue and will not have any until we start accepting customers in Q3 of 2017. It is possible that we will never have customers - which would be bad.

GroundSwell faces significant competition from banks, credit card companies, credit unions, and other prepaid card programs. They could perform a host of ill mannered and aggressive tactics in an attempt to keep us from changing the world.

Changes in financial regulations could negatively impact our ability to conduct business. Regulators and politicians are a fickle sort, who knows what kinds of schemes they could dream up?

GroundSwell relies on partnerships with other companies for much of our technology and operations. Changes to their operations could impact our ability to do business. Changes in strategy, additional competition, or regulatory pressure would be bad for us.

Customers may not want to use our card to change the world. It is possible that card holders would prefer to support large global banks instead of their favorite organizations. If that were to happen, it would be difficult to generate revenue and support organizations making the world a better place.

Other banks, prepaid card programs, credit cards, and credit unions could decide to start sharing their revenue with our partners. This could make it difficult for us to remain in business, but it would also mean that more money was flowing to the people and organizations that need it most...a little bittersweet to be sure, but not a complete catastrophe from a macro perspective.

Visa could revoke our license and this would be very bad. Visa controls the network that our cards are processed on. Without a Visa license, we'd have to consider acquiring a MasterCard license or worse still our card holders wouldn't be able to transact business outside of our program. This would be bad and we'd ultimately have to close the business and find another way to change the world.

We could lose our Bank Identification Number. This would be really bad. The Bank Identification Number is what allows us to capture and share interchange revenue with our nonprofit partners - without it we'd have to resort to bake sales. Unfortunately, none of us are bakers so we'd probably go out of business.

We could experience higher than expected fraud losses. There are bad people in the world who are unscrupulous and will do anything to get money. We've hired some really smart and crafty companies to protect us - along with some insurance, but if they are not smart enough, or crafty enough, or our insurance runs out, it could be problematic. If we can't recover the money - or reduce the fraud, we could go out of business.

Key team members could leave the company without replacements. We've got some really talented people we work with. If something were to happen to them it might be difficult or extremely challenging to replace them quick enough to save the company.

We could run out of money before reaching cash flow break even. Without revenue that exceeds expenses, we are reliant on raising funds to stay in business. If we spend all of our money and can't raise more, we will probably go out of business.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: $250,000 will pay all of our licensing and bank related fees as well as other program related expenses. $144,000 for the first year of bank minimum fees, $26,000 for card printing and postage, $80,000 for program management.

If we raise: **$500,000**

Use of Proceeds: At $500,000 we can test our first cards, mobile app, and website with local nonprofits. This funds our first 6 months of cards in market and enables us to generate revenue with no financial costs to the organization.

If we raise: **$750,000**

Use of Proceeds: At $750,000 we can scale our operations to include multiple nonprofits and customers. $75,000 of this amount is dedicated to creating additional functionality in the mobile apps and website to further improve customer loyalty and increased usage.

If we raise: **$1,000,000**

Use of Proceeds: At $1,000,000 we can fully fund our business to cash flow break even and self fund future growth. The additional $250,000 we be used to onboard additional customers without expense to the nonprofits. By eliminating the upfront cost, we make it significantly easier for partners to join us.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met

after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$7.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock (list each class in order of preference):			
			Choose
Common Stock	20,000,000	6,000,000	Yes
Other			

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of Incorporation and bylaws for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Debt. Leading up to the Offering, the Company sought to raise interim operating capital. This took the form of a Convertible Promissory Note which features a conversion to equity upon a qualified financing. As of the time of this filing, the Company has raised $155,000 on the Convertible Note with a 2.5mm valuation cap. The interest rate is 8%, with undetermined maturity date, and will be converting to common stock upon future equity offering.

We also have $500,100 convertible notes maturing on August 8, 2017, with a rate of 9.6%. The notes will be convertible to common stock at 20% discount to fair value at time of conversion.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2016	Regulation D, Rule 506(b)	Priced Round	$286,250	General operations
2/2017	Section 4(a)(2)	Convertible Note	$500,100	General operations
3/2017	Regulation D, Rule 506(b)	Convertible Note	$155,000	General operations
3/2017	Regulation D, Rule 506(b)	Priced Round	$41,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Belinda Rodman, one of the board of directors of the Company has invested $20,000 on the Convertible Note with a 2.5mm valuation cap. The interest rate is 8%, with undetermined maturity date, and will be converting to common stock upon future equity offering.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.
We are a for-profit social purpose corporation (SPC: Special Purpose Corporation) that funds not-for-profit and other organizations making the world a better place. This is achieved via partnership with non-profit organizations who provide custom branded Visa debit cards to their members/supporters which generates the fee-share opportunities. .

Our Visa debit point-of-sale interchange fees will represent substantially all of our revenue. We had no revenue in 2016. We expect revenues of approximately $1.5 million in 2017 and $12.2 million in 2018

Non-profit interchange fee-sharing programs provide custom branded Visa debit cards to our partner members. We generate revenue every time our debit card is used to make a purchase online, in person, or through a mobile apps like Apple Pay, Android Pay, and Samsung Pay.

GroundSwell SPC organized as a Washington State Social Purpose Corporation in 2017. Prior to that time we spent almost 24 months as NPC, LLC developing the following assets:
Key industry relationships with payment processors, manufacturers, and suppliers.

Satisfying the requirements for a Bank Identifications Number.

Developing the partners, programs, and team to rollout.

As an early-stage company, we have experienced losses thus far in our operating history. A portion of these operating expenses have been in client-partner development activities. Over the nearly 2 year period that GroundSwell has been in its “development” phase, we have incurred approximately $200k in operating losses. Our service provider relationships are in place, and we will generate fee revenue once we launch with our initial clients.

We believe that in the long-term, we have significant potential for growth. The growth of the prepaid debit card market is expected to be $3.1 trillion in 2022. This has been driven by many factors, including consumers seeking a “circuit breaker” from their banked accounts, those using reloadable cards for purposes of financial budgeting, as well as Gen Y and Millennials making up the demographic of the “de-banked,” the recognition that banking products are highly commoditized and those consumers do not need a brick and mortar bank to provide products a digital solution can competently serve.

Other recent virtual banking platforms have shown strong performance in adoption, profitability, and attractiveness for acquisition. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- Client and customer adoption

- Macroeconomic trends, including recession

- Changes to card interchange fee system

- Progression towards contactless and direct payment technologies

Liquidity
We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity, namely cash in deposit accounts. We anticipate a fully subscribed capital raise will provide enough available cash for operations for approximately 12 months. We base this estimate on Management's financial plan.

The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. Proceeds will drive the growth of customer acquisition and marketing activities essential to reaching positive cash flow.

As of May 31, 2017, we have $503,127 in cash and cash equivalents, and $508,127 in total assets. We also have $15,875 in current liabilities, and $635,975 in total liabilities.

Capital Resources.

Equity. As described above, all preliminary research and development activities have taken place in NPC, LLC, now merged with GroundSwell SPC. Operations of NPC, LLC were funded through the sale of LLC units amounting to $285,000. Those sales consisted of four series of units, but have been merged into the common stock of GroundSwell SPC.

As of the time of this filing, the Company has also raised $620,100 on the Convertible Note.

Historical Results of Operations

GroundSwell is a startup. We expect to see first sources of revenue within 3-6 months of the close of the Offering, and we expect that revenue to grow at increasing rates in the current fiscal year and in the coming fiscal years, due to the acquisition of future client-partner relationships and an expanding cardholder base. For the period ended May 31, 2017, we have incurred a net loss of $142,847.

Cash on Hand, Monthly Burn Rate, and Short/Mid Term Expenses

On June 1st, 2017 the Company had approximately $510,000, in available cash and averages a burn rate of $35,000 per month. Our current expectation for short term expenses (next 3 months) is around $105k, and mid term (next 6 months) around $210k, however these could go up as we acquire more customers. Our future expected expenses are in direct proportion to the number of new customers we acquire.

Previous Entity
We have a previous entity named NPC, LLC, a limited liability company organized under the laws of the state of Washington. The Company is an independent sales organization offering prepaid debit card products in cooperation with bank and processing partners. Subsequent to December 31, 2016, the Company reorganized as a Washington Special Purpose Corporation. Shareholders in the new corporation received shares in proportion to their ownership of NPC, LLC. The former entity been dissolved with all assets and liabilities transferred to the new entity.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://groundswellworld.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

CPA Reviewed Statement

Appendix D: Director & Officer Work History

Belinda Rodman
Daniel Rubano
Jason Bowne
Jason Bowne
Kim Schademan

Appendix E: Supporting Documents

INVEST IN GROUNDSWELL SPC

Sustainably funding organizations making the world a better place.

$0
raised of $250K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)
$7.5M valuation cap | **10%** discount
A SAFE gives you the right to future shares in GroundSwell SPC. If you invest, you're betting the company will be worth more than $7.5M in the future.
INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$100+ Invest $100. As proof of your solidarity, you'll get your very own GroundSwell Founder's debit card. We'll deposit $5 for you to experience the magic, plus grant you owners only access to company updates, insider information, and company store.

$500+ Invest $500. We'll deposit $25 on your very own GroundSwell Founder's debit card. Experience the magic of conscious capitalism, plus grant you owners only access to company updates, insider information, and company store.

$1,000+ Invest $1,000. As a small thank you for the commitment, we'll deposit $50 on your very own GroundSwell Founder's debit card, plus grant you owners only access to company updates, insider information, and company store.

$2,000+ Invest $2,000 and join the movement. As proof of your solidarity, you'll get your very own GroundSwell Founder's debit card. We'll deposit $100 for you to experience the magic, plus grant you owners only access to company updates, insider information, and company store.

$25,000+ Invest $25,000. You've reached the major investor milestone and will get a nice discount off the valuation cap. In addition - and proof of your commitment to making the world a better place, you'll get your very own GroundSwell Founder's debit card with $250 for you to experience the magic. But that's not all - you also get major owners only access to management and company updates, as well as access to the company store.

> *GroundSwell redirects fees that used to go to big banks and shares them with organizations making the world a better place. We partner with nonprofits to create co branded Visa debit cards to give to their supporters. Every time they use the card to make a purchase, we share the processing fees with the nonprofit. These are organizations that doing important work, but don't have enough money to fulfill their mission.*

Daniel Rubano
CEO, GROUNDSWELL SPC

OUR AMBITION

We are on a mission to demonstrate that business can be a healthy and valuable contributor to our communities and build an amazing company in the process. To use commerce as a force for good and change the way nonprofits are funded.

KEY FACTS

- Acquired Bank Identification Number
- Acquired Visa License
- Successfully negotiated contracts with key industry partners
- Business model built to scale users - efficiently at a value of $300 to $1200 per user.
- Attracting talented professionals to team
- Built a pipeline of partnerships with nonprofits

DOCUMENTS

170511 GroundSwell Executive Summary
170624 GroundSwell WeFunder Deck

groundswellworld.com

SUSTAINABILITY B2C SOCIAL HEALTHCARE GOVERNMENT FAMILY CROWDFUNDING BANKING SOCIAL IMPACT PBC & B CORPS IMMIGRANT MAIN STREET SOFTWARE FIN TECH FUND FINANCE EDUCATION DESIGN COMMUNITY B2B COMPLIANCE ANIMALS TECH

WHY I LIKE GROUNDSWELL SPC

I see value and real opportunity in Groundswell. The material, partners, and team that you've assembled is impressive.



Scott Judkins
PAYTRACE FOUNDER & CEO

THE BUZZ ABOUT GROUNDSWELL SPC

> *One of the biggest challenges facing higher education and non-profits is finding sustainable funding for innovation. GroundSwell provides a sustainable model by harnessing the power of what people are already doing - spending money. I can't wait to see this take off, and I can't wait to see the effect a new source of sustainable funding will have on making the world a better place.*

Chato Hazelbaker

Chief Information and Communication Officer, Clark College

> *The moment I was introduced to GroundSwell's mission and strategy I knew I had to be involved with this amazing team. Their values and principles are tightly aligned and they're dedicated to building an amazing company. A place where every member is highly valued and customers are delighted with service. They are humble, yet so amazingly smart and passionate about what they are doing. It feels good to invest in something I believe in - it's going to be a blast.*

Belinda Rodman

CIO & Customer Experience Activist

VIDEO: HOW IT WORKS


How it works
groundswell
Money On Mission

THE PROBLEM

Banks profit on every purchase while non-profits remain underfunded

There are over 1.5 million nonprofits in the USA. These are the organizations working to make the world a better place, but they are chronically underfunded don't have enough money to get the job done...

$60 Billion

Last year credit & debit card processing fees generated over $60 billion in revenue for financial institutions.

THE SOLUTION: REDIRECT THE REVENUE

Groundswell is licensed as a bank so we can redirect the revenue

Acquire our own Bank Identification Number (BIN) and Visa License to gain access to the processing fees. Now we can partner with nonprofits to distribute co-branded debit cards to their loyal supporters, who become our customers, and together we share in the processing fees.

Traditional Bank Cards

Processing fees fund executive bonuses and corporate jets


Transactions
Card Swipes
Mobile Payments
E-Commerce Transactions
Foreign Transactions

Big Banks keep all the profit.

Groundswell Card

Processing fees help make the world a better place


Transactions
Card Swipes
Mobile Payments
E-Commerce Transactions
Foreign Transactions
groundswell
Your Organization

You share in the profit.

Groundswell Grows + Non-profits Benefit = Better Future

We provide the debit cards, our nonprofit partners provide the customers Groundswell created a new way for nonprofits to engage their supporters and increase contributions. Now organizations like The Sierra Club or NPR can brand debit cards for their members and earn with every purchase they make. It's a WIN for the organizations, a WIN for GroundSwell, and most importantly is a WIN for the people, animals, and planet we all share.


Your
Organization

We Make it Easy

GroundSwell handles all the financial and regulatory duties, we even help with the marketing to ensure the debit cards are being used.


S
Your
Logo

Branded Cards and Loyal Customer Base

Organizations help design branded cards for their members. Now organizations like The Red Cross, Greenpeace, or The Boys & Girls Club can issue debit cards to their massive communities.


Your
Organization

Save the World

Every time a purchase is made with the card, the organization gets funded. When a Charity Water card owner buys groceries - money is automatically directed towards safe, clean water.

We're Poised to Fully Launch This Fall

Prior to 2015
Specific industry knowledge and experience gained

2015 May - 2016
NPC LLC formed
groundwork begins including development of program concept, ongoing investment capital raise, key team members assembled, and required relationships are established to support a card program.

2016
Assemble team
Assemble team, contact prospective customers, negotiate contracts with key service providers.

January 2016
Required bank reserve fund of $500,000 is secured

March 2017
Organized GroundSwell SPC
A Washington State social purpose corporation is formed as the primary operational entity. Term sheet with Metropolitan Commercial Bank signed

April 2017
Service Contracts
Service contracts with Payment Processor, fraud management, risk management are signed.

May 2017
Reverse Merger
NPC LLC merges into GroundSwell SPC.

June 2017
Wefunder Launch!
Contract signed with card manufacturer

WE'RE LAUNCHING THIS SUMMER


A Message From
Groundswell Founder
Dan Rubano

It is time, time to make a positive difference..."to give a shit", if I may quote one of my favorite contemporary movies (Guardians).We have pushed the planet to a critical point and now we must act in the fastest way possible to make things better. Movements are defined as "a group of people working together to advance their shared political, social, or artistic ideas".

GroundSwell is an opportunity for all of us to come together and make a positive difference. To make a conscious decision to support the critical organizations that are making the world a better place. Now, a simple purchase, something we already do everyday, is an act of solidarity - a contribution to the movement.

What better way to launch a GroundSwell than with crowdfunding? Our mission is strongest with widest number of people participating. It is the time to get behind something, to take a stand in whatever way you can. Join us and become an investor in and member of GroundSwell. Together, we'll make a difference.

Be well,

Dan Rubano

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MEET THE FOUNDERS



Daniel Rubano

CEO

Doctor of Podiatric Medicine & Surgery. Founder of AQUA Wellness Resort. Changing the world by empowering nonprofits.



Joseph Graves

Operations

Operations? I'm here to make sure our team has what they need to get things done and the tools to accomplish our mission. Also finance stuff.

AND THE REST OF THE TEAM



Janna Meyer

Compliance Guru

I keep our members secure and our employees from being sued. Preventative maintenance that keeps everyone out trouble!



Ian Durias

Partnerships Pro

After I introduce organizations that are doing good in the world to GroundSwell I sit back and watch the magic happen.



Jake Posey

Program Pilot

Years of service and execution in prepaid program management and all around good guy. Also teaches college kids.



Robert Leary

Marketing Master

Some call it marketing and branding or whatever. Mostly my job is to spell check and make designs look pretty. Also, jokes.



Karen Johns

Philanthropy Maven

I help nonprofits learn about Groundswell and also work on research and strategy. Other times I'm in Jamaica working on Caribbean business development projects. I am a woman on a mission.

RAISED $982,350 FROM 0+ INVESTORS

Kim Schademan

Multi generational custom home builder & investor. Flies planes, rides bikes.

Bob Davy

President and CEO of a commercial Union Mechanical Contracting Company specializing in HVAC, DDC controls, and plumbing service, maintenance, and special projects work

Brian Patton

Owns and operates PNW certified salmon safe golf courses and restaurants. Working on a sand bagging handicap for decades!

Belinda Rodman

Experienced business unit leader, management consultant, CIO and Innovation Executive committed to making change happen

Chris Rubano

Board certified general surgeon, successful angel investor, not so successful golfer!

Jonathan DeHart

20 years of entrepreneurship with corporate experience at Mercedes-Benz technology and Intel Corporation. He's an active angel investor and advisor.

DETAILS

Who are your competitors? How are you different?

GroundSwell is different from the many banks and financial institutions offering debit cards in two main ways:
1. We share the fees we earn with our customers. Nonprofits are always in need of money to fund their mission and we'll give it to them. Very few people LOVE their banks - but lot's of people are passionate about saving the whales, protecting trees, and feeding children (to name a few).
2. We care about making people feel good about using our card and supporting their nonprofit. When was the last time a bank thanked you for paying them money?

How do you acquire customers?

Through partnerships with our customers. In exchange for sharing our revenue, our customers introduce us to their members. While many banks scrape by adding one customer at a time - we'll be getting loyal supporters by the tens of thousands.

How will you make money?

We make money every time someone makes a purchase with using our card or mobile app. Every debit transaction incurs an "interchange" fee - this is paid by the businesses selling goods or services and what we share with our partners. Last year interchange fees generated over $60 billion in revenue for debit and credit card companies.

How big is the market?

The market is enormous. Everyone that has a debit card and supports a charity is eligible - approximately 213,000,000 Americans. Interchange fees generated $60 billion in revenue for banks.

What do you understand about your business that others don't get?

A few things.
We believe the business can be used as a force for good - that it's essential to make a profit to be sustainable, without being exploitive.

We understand that nonprofits serve an essential purpose and need to be supported - they are the ones doing the work many for profit companies can't -or won't do.

In addition, when customers use our services we understand the service matters - real (old fashioned) customer service. The kind of service that would never say things like "I'm sorry, there's nothing I can do."

What other businesses are doing things similar to this?

There are many companies, banks, and credit unions offering traditional and prepaid debit cards. What we've done is developed a novel approach to customer acquisition by directly integrating our nonprofit partners into the business. They've already aggregated millions of supporters - we are providing them with a platform to deepen the relationship and profit from the invisible processing fees that are being generated by their members. (Or at least it's invisible to everyone but the business accepting card payments)

How does the debit card work?

Our card works no differently than any other debit card - with the exception that you, the cardholder, get to direct the processing fee you create towards a cause you care about.

What is your relationship with your partner charities?

In a word, symbiotic. We cover all the costs to get the programs up and running - and we work together to make it successful. Our goal is to require as little work from them as possible, so they are free to work on their mission.

How do you get your message out to new markets?

Our go-to-market strategy is another unique aspect to how we are doing business. Unlike many banks, credit unions, or prepaid debit cards, our message is delivered by and from the organizations we partner with. From a customer's perspective, they are simply doing more with an organization they already know and trust. GroundSwell is just the platform that makes it possible.

How is your business model different from that of other card issuers?

There are couple of key differences.
One is the difference in motivation. GroundSwell was conceived from the start to provide sustainable funding to organizations making the world a better place. Other companies may "give" something back - but, we're here to change how business can be used to serve a purpose beyond mere profit. Profit is something you need to be sustainable - it's a measurement of health. We incorporate nonprofits into our business strategy in a symbiotic relationship, not solely as a beneficiary of our altruism.
The second key difference is an extension of the first. Because we partner with organizations, our customer acquisition model is much more efficient than a typical bank or debit card. When we partner with an organization - their members become our customers. Rather than battling one at time, we get customers by the thousands.

How do you initiate the program with a large charity?

Carefully. One thing we haven't discussed yet is our commitment to the customer experience. We want to make it delightful, each step of the way. To think about the experience of whomever is interacting with us - at all times.
There's some elegance to how you roll out any program, and we expect we will continue to get better at it over time. In simple terms, the leaders of an organization agree to work with us, and then we partner up to communicate with their members. From the initial introduction to the program maintenance, we are in the background doing the heavy lifting.

How did this idea get started?

Our founder, Dan, was out of the country for a few years building a health and wellness resort in Nicaragua. When he came back to the US, he was looking at the landscape of the world and realized that many of the companies doing the most harm had the most money. It's like this perverse inversion where the people that are polluting the world and slaying endangered species have all the resources they need to carry on. Dan wondered how he could create a balance. How can we bring balance to the system and help the organizations that are literally making the world a better place. That started him on a path and, four years later, here we are.

What does the company look like now?

Now we look like a metaphorical rocket ship on the launch pad fueling up. It's been a long and expensive process working with the banks, Visa, and finding the appropriate partnerships to handle things like processing and compliance.
We are now at a point where we will begin onboarding our first customers soon - which is why we opted to partner with Wefunder. With a company name like GroundSwell, what better way to raise our next round of funding than crowdfunding? In a perfect world we'd get 10,000 people investing $100 each.

How many card users do you need to sign up to be profitable?

Every time we adjust our financials it moves around a little, but the number is always around 30k active card users spending $600-$1000 per month. We model this range for two reasons.
$600-$700 is the prepaid industry average for usage. Given the loyalty of our customers to the nonprofits and our communication strategy, we think it could be much higher, but we like to be conservative in our assumptions.

Almost everyone - regardless of their economic status is going to spend about $1000 per month on things like gas and groceries.

Who is your ideal partner organization? ^

Really it's any nonprofit making the world a better place that has passionate supporters and lacks the financial resources to achieve their mission. As we launch our first customers, smaller organizations with 2,000 to 10,000 members are nice because we can move fast and work directly with decision makers to implement adjustments.

How do you explain the potential benefits to organizations? ^

It's pretty simple. Imagine offering a cold glass of water to someone in the walking through the blistering heat of a desert.
They need money and we want to share it with them.
For specifics, we've created simple models to show a range of expected outcomes based on their membership.

How do you see Groundswell fitting among other available banking services? ^

We see the GroundSwell as a spending card. If you want to make a purchase, use your GroundSwell card. Although we have FDIC insurance and many other services - the card should almost be used as a budgeting tool. Transfer whatever you are going to spend each month onto our card, it's pretty basic.
Beyond the benefits of supporting your favorite nonprofit, there is one other significant reason for spending this way. With the increase in hacking and fraud, do you really want to expose your entire account balance to the risk of it being taken? Even giant retailers like Target have fallen prey... with the GroundSwell card, you always control how much money is on the card.

What are you doing that's different than other companies? ^

The main thing we are doing different is using the "why" we are in business to drive our decision-making. The genius of GroundSwell isn't some complicated technology - it was the realization that an existing economic system, like payment processing, could be used as a force for good.
Supporting our "why" is a philosophy of serving the customer - something that seems to be lost in most financial institutions. We appreciate it when people use our cards, and we'll make the experience delightful as a result.

Why are you raising money now? ^

We are raising money to provide funding to launch our first customers at no cost to them. Because we serve nonprofits, charging an upfront expense is something that would create friction in the relationship and could prevent them from getting started.
Crowdfunding our GroundSwell seemed like the perfect way to do it.

Why are you the people qualified to make this happen? ^

There are a few reasons. One is the fact that there aren't many people willing to take this kind of risk at our age. We're not a bunch of kids in our 20's and this is not a startup we're doing on a whim or just to make money. There's real purpose behind this and it's the expression of our personal and business philosophies.
Dan, the founder, was a surgeon in Beverly Hills. He left his practice to carved out a world renowned health and wellness treehouse resort in the jungles of Nicaragua. Joe spent over a decade as an investment advisor and launched a few companies himself. We understand what it means to work the grind and we are willing to do it, because it needs to be done. We're fully aware that all our planning and models come down to execution and we are a team of doers. If it works out exactly as we planned, fantastic. If we have to change or make adjustments, we are prepared for that as well.

The second piece is the other people that are on the team. We are attracting brilliant and amazing people to this concept because they all agree that there's something wrong with a system where a company can pollute the oceans, chop down the trees, and let people starve to death, but still profit mightily. We want to build the counterpoint to that system. To build a durable business that does good, but also makes a profit. That seems to be somewhat novel but we're saying there's a way to do both. There's a way to be profitable in a way that is not exploitive.

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RISKS SPECIFIC TO GROUNDSWELL SPC

1. GroundSwell has no revenue and will not have any until we start accepting customers in Q3 of 2017. It is possible that we will never have customers - which would be bad.

2. GroundSwell faces significant competition from banks, credit card companies, credit unions, and other prepaid card programs. They could perform a host of ill mannered and aggressive tactics in an attempt to keep us from changing the world.

3. Changes in financial regulations could negatively impact our ability to conduct business. Regulators... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

GroundSwell SPC is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Belinda Rodman

Customer Experience - Digital Transformation - Business Architecture - Change Management - Organization Design

PTP • University of Cape Town

San Francisco Bay Area • 500+

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Experienced business unit leader, management consultant, CIO and Innovation Executive committed to making change happen:- Expertise includes: - Digital Transformation focusing on customer success and experie… See more

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Responsible for transitioning the organization from product-led to solution-led.

Developed a portfolio of strategic services to drive larger deals and higher average selling price.

Established a pre-sales solution architect team to establish value selling methodologies and tools.

Created the delivery methodology to ensure successful implementation and adoption of solutions.

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Sep 2010 – Mar 2014 • 3 yrs 7 mos

Provided advisory services and programs for Salesforce.com's top C-suite customers on how to leverage platform, mobile, social & cloud technologies to drive transformative change in the enterprise.

Responsible for building and growing a global team of innovation and industry executives to foster deep relationships with C-Suite in key accounts and help them drive new channels and ideas to fundamentally change their organizations.

Performed Advisory services on developing multi-cloud innovative solutions through thoughtful analysis, creative research, world-class design thinking, and defining technology and IT strategy, enterprise architecture, and technology service delivery models.

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Responsible for Global IT and Facilities worldwide, including strategic business and technology transformation globally.

Drove a transformational Customer Experience Strategy by implementing a global single process of Salesforce.com CRM and governance model to support all customer facing activities from marketing, sales, support, and professional services (Signed the first Enterprise License Agreement ever at Salesforce.com and sat on Salesforce.com's CIO Advisory Board for 3 years).

Designed and managed a cross-functional governance model across the business to streamline and standardize global business operations across 4 lines of business. Moved 75% of all systems to the cloud to drive revenue growth, acquisitions, and international expansion and create internal efficiencies.

Managed several acquisitions, divestitures and on boarding of new regions including APAC and EMEA.

Senior Director IT
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Jan 2003 – Jan 2006 • 3 yrs 1 mo

Was responsible for global Enterprise applications and systems. Managed the Adobe/Macromedia IT integration planning and execution.

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University of Cape Town
Bachelor of Commerce (BCom), Economics & Accounting

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Counselor for Small Business
SCORE Association
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Expertise Exchange
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Mar 2015 – Mar 2015 • 1 mo
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Helping non-profits with business, IT, Web, Marketing & Operations improvements.

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Daniel Rubano

Founder and President, GroundSwell SPC

GroundSwell SPC …

Portland, Oregon Area • 54

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Experience

Founder, President & CEO
GroundSwell SPC
May 2015 – Present • 2 yrs 2 mos
Portland, Oregon Area

Advisory BOD
EndlessOne Global Inc.
May 2015 – Present • 2 yrs 2 mos

BOD, Vice-President
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Nov 2013 – Apr 2015 • 1 yr 6 mos

Founder, President & CEO
AZOR, S.A. dba AQUA Wellness Resort
Nov 2005 – Apr 2014 • 8 yrs 6 mos
El Gigante, Nicaragua

www.aquanicaragua.com

Doctor of Podiatric Medicine
Podiatric Medicine and Surgery
Sep 1997 – Mar 2004 • 6 yrs 7 mos
Beverly Hills, California

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California College of Podiatric Medicine, Loma Linda University, Univ of Massachusetts at Amherst

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NorthShore Bio • University of Florida- Hough Graduate School of Business

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Director of Finance and Administration
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Aug 2011 – Aug 2015 • 4 yrs 1 mo
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• Supported corporate VC investment and incubation in early stages of healthcare services and IT start-ups, including consumer-enabled solutions, mobile health, wellness solutions, and health and data exchanges.
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o Supported strategic and finance planning and worked closely with Accounting team to ensure appropriate GAAP principals align with business models;
o Defined contribution private health insurance exchange platform sold in early 2014; managed sell-side M&A due diligence and divestment activities.

Hedge Fund Analyst
Attalus Capital
2010 – Aug 2011 • 1 yr
Greater Philadelphia Area

• Multi-billion dollar diversified institutional fund-of-hedge-fund and hedge fund investment manager.
• Performed all levels of the due diligence as it relates to the selection and monitoring of new and current portfolio investments, including administering detailed discussions with senior investment managers.
• Executed quantitative and qualitative business, financial statements and investment analysis on prospective hedge funds, summarizing research findings and opinions in formal write-ups and presenting those findings to the Investment Board.
• Analyzed risk/return environment for various financial markets and instruments and assess resulting investment opportunities in hedge fund strategies and sub-strategies.
• Provided preliminary organization of corporate, legal and accounting structures for anticipated corporate conversion and international expansion.
• Acting interim General Counsel after unexpected departure of previous general counsel.

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M.D. Sass Organization
Feb 2007 – Apr 2009 • 2 yrs 3 mos
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Education

University of Florida- Hough Graduate School of Business
MBA, Dual concentrations in Finance and Security Valuation
2009 – 2010
Activities and Societies: Accelerated One-Year Traditional MBA Scholar

Private Equity
Specialized concentration in Security Valuation and Analysis

New York Law School
JD, Juris Doctor
2002 – 2005

Lafayette College
BA, Political Science
1998 – 2002
Activities and Societies: Delta Kappa Epsilon IFC Representative Rugby Team

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kim schademan

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Schademan and Associates, Inc. / Schademan Homes, LLC • Central Washington University

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Real Estate Develoment, Custom Home Construction, Commercial Construction, Additions and Remodels, Consulting and Construction Management

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Central Washington University
Construction Management/ Biology/Botany
1971 – 1975

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